Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-201957, No. 333-214342, and No. 333-245106 on Form S-8 of our reports dated May 24, 2022 relating to the consolidated financial statements of Vista Outdoor Inc., and the effectiveness of Vista Outdoor Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
May 24, 2022